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                                AMENDMENT NO. ONE

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                   DEVON ENERGY CORPORATION, DEVON MERGER CO.
                         AND SANTA FE SNYDER CORPORATION

                            DATED AS OF MAY 25, 2000







                            DATED AS OF JULY 11, 2000


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                                AMENDMENT NO. ONE
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT NO. ONE TO AGREEMENT AND PLAN OF MERGER, dated as of July 11, 2000 ("Amendment No. One"), amends the Agreement and Plan of Merger (the "Agreement") dated as of May 25, 2000 among Devon Energy Corporation, a Delaware corporation ("Devon"), Devon Merger Co., a Delaware corporation and direct and wholly-owned subsidiary of Devon ("Merger Co.") and Santa Fe Snyder Corporation, a Delaware corporation ("Santa Fe Snyder").

Section 7.1(a)(ii) is hereby amended to read in its entirety as follows:

                  "(ii) a majority of the outstanding shares of Devon Common Stock and the Northstar Exchangeable Shares, voting as a single class with the Devon Special Voting Stock voting for the Northstar Exchangeable Shares as provided in Devon's charter, represented in person or by proxy at a meeting at which a quorum is present."

No further changes are made to the Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Amendment No. One and caused the same to be duly delivered on their behalf on the day and year first written above.

                           DEVON ENERGY CORPORATION


                           By      /s/ Duke R. Ligon
                              ---------------------------------------
                              Name:  Duke R. Ligon
                              Title: Senior Vice President and General Counsel

                           DEVON MERGER CO.


                           By      /s/ Duke R. Ligon
                              ---------------------------------------
                              Name:  Duke R. Ligon
                              Title:  Vice President

                           SANTA FE SNYDER CORPORATION


                           By /s/ Dave Hicks
                              ---------------------------------------
                              Name:  Dave Hicks
                              Title: Vice President - Law and General Counsel